Exhibit 99.2
INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Supplemental Data
Non-performing assets

	March 31,	December 31,
	2009	2008
	(dollars in thousands)
Non-accrual loans	$124,848	$122,639
Loans 90 days or more past due and still accruing interest	4,198	2,626

Total non-performing loans	129,046	125,265
Other real estate	26,122	19,998

Total non-performing assets	$155,168	$145,263

As a percent of Portfolio Loans
Non-performing loans	5.27%	5.09%
Allowance for loan losses	2.38	2.35
Non-performing assets to total assets	5.25	4.91
Allowance for loan losses as a percent of non-performing loans	45	46
Allowance for loan losses

	Three months ended
	March 31,
	2009		2008
		Unfunded		Unfunded
	Loans	Commitments	Loans	Commitments
	(in thousands)
Balance at beginning of period	$57,900	$2,144	$45,294	$1,936
Additions (deduction)
Provision charged to operating expense	30,924	(86)	11,383	(67)
Recoveries credited to allowance	607		569
Loans charged against the allowance	(31,126)		(7,335)

Balance at end of period	$58,305	$2,058	$49,911	$1,869

Net loans charged against the allowance to average Portfolio Loans (annualized)	5.05%		1.07%

Alternative Sources of Funds

	March 31,			December 31,
	2009			2008
		Average			Average
	Amount	Maturity	Rate	Amount	Maturity	Rate
	(dollars in thousands)
Brokered CDs(1)	$233,919	1.5 years	2.78%	$182,283	1.1 years	3.63%
Fixed rate FHLB advances(1)	276,705	1.7 years	1.78	314,214	2.3 years	3.49
Variable rate FHLB advances(1)
Securities sold under agreements to Repurchase(1)	35,000	1.6 years	4.42	35,000	1.9 years	4.42
FRB — Discount borrowing	130,000	.1 years	0.25	189,500	.1 years	0.54
Federal funds purchased				750	1 day	0.25

Total	$675,624	1.3 years	1.97%	$721,747	1.4 years	2.80%

(1)	Certain of these items have had their average maturity and rate altered through the use of derivative instruments, including pay-fixed and pay-variable interest rate swaps.
Capitalization

	March 31,	December 31,
	2009	2008
	(in thousands)
Subordinated debentures	$92,888	$92,888
Amount not qualifying as regulatory capital	(2,788)	(2,788)

Amount qualifying as regulatory capital	90,100	90,100

Shareholders’ Equity
Preferred stock, Series A, no par value	68,631	68,456
Common stock, par value $1.00 per share	23,816	22,791
Capital surplus	201,025	200,687
Retained earnings (accumulated deficit)	(93,761)	(73,849)
Accumulated other comprehensive loss	(22,275)	(23,208)

Total shareholders’ equity	177,436	194,877

Total capitalization	$267,536	$284,977

Non-Interest Income

	Three months ended
	March 31,	December 31,	March 31,
	2009	2008	2008
	(in thousands)
Service charges on deposit accounts	$5,507	$5,996	$5,647
Net gains (losses) on assets
Mortgage loans	3,281	1,204	1,867
Securities	(581)	(6,924)	(2,163)
VISA check card interchange income	1,415	1,394	1,371
Mortgage loan servicing	(842)	(3,616)	(323)
Mutual fund and annuity commissions	453	459	424
Bank owned life insurance	401	492	478
Title insurance fees	609	280	417
Other	1,335	1,359	1,774

Total non-interest income	$11,578	$644	$9,492

Mortgage Loan Activity

	Three months ended
	March 31,	December 31,	March 31,
	2009	2008	2008
	(in thousands)
Mortgage loans originated	$154,608	$64,453	$118,242
Mortgage loans sold	142,636	49,692	84,449
Mortgage loans sold with servicing rights released	5,429	15,573	7,882
Net gains on the sale of mortgage loans	3,281	1,204	1,867
Net gains as a percent of mortgage loans sold (“Loan Sale Margin”)	2.30%	2.42%	2.21%
SFAS #133/#159 and SAB #109 adjustments included in the Loan Sale Margin	0.65	0.74	0.97
Capitalized Real Estate Mortgage Loan Servicing Rights

	Three months ended
	March 31,
	2009	2008
	(in thousands)
Balance at beginning of period	$11,966	$15,780
Originated servicing rights capitalized	1,499	878
Amortization	(1,179)	(636)
(Increase)/decrease in impairment reserve	(697)	(725)

Balance at end of period	$11,589	$15,297

Impairment reserve at end of period	$5,348	$1,044

Non-Interest Expense

	Three months ended
	March 31,	December 31,	March 31,
	2009	2008	2008
	(in thousands)
Salaries	$9,669	$10,188	$10,156
Performance-based compensation and benefits	329	778	1,304
Other benefits	2,579	2,198	2,724

Compensation and employee benefits	12,577	13,164	14,184
Loan and collection	4,038	3,536	1,925
Occupancy, net	3,048	3,054	3,114
Data processing	2,096	1,951	1,725
Furniture, fixtures and equipment	1,849	1,770	1,817
Credit card and bank service fees	1,464	1,325	1,046
Advertising	1,442	1,691	1,100
Loss on other real estate and repossessed assets	1,261	2,258	106
Deposit insurance	1,186	462	833
Communications	1,045	1,014	1,015
Legal and professional	641	624	418
Amortization of intangible assets	500	758	793
Supplies	469	496	543
Goodwill impairment		50,020
Other	1,775	1,963	1,632

Total non-interest expense	$33,391	$84,086	$30,251

Average Balances and Tax Equivalent Rates

	Three Months Ended
	March 31,
	2009			2008
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
	(dollars in thousands)
Assets
Taxable loans (1)	$2,497,623	$44,300	7.16%	$2,564,643	$48,013	7.52%
Tax-exempt loans (1,2)	9,927	155	6.33	9,628	174	7.27
Taxable securities	114,823	1,733	6.12	162,170	2,304	5.71
Tax-exempt securities (2)	103,070	1,750	6.89	204,890	3,586	7.04
Other investments	29,277	324	4.49	24,522	357	5.86

Interest Earning Assets	2,754,720	48,262	7.08	2,965,853	54,434	7.37

Cash and due from banks	61,139			52,459
Other assets, net	158,443			225,950

Total Assets	$2,974,302			$3,244,262

Liabilities
Savings and NOW	$944,904	1,581	0.68	$998,429	3,565	1.44
Time deposits	855,025	6,967	3.30	1,099,345	12,647	4.63
Long-term debt				994	12	4.86
Other borrowings	599,379	4,670	3.16	529,439	6,425	4.88

Interest Bearing Liabilities	2,399,308	13,218	2.23	2,628,207	22,649	3.47

Demand deposits	308,538			289,814
Other liabilities	70,737			83,426
Shareholders’ equity	195,719			242,815

Total liabilities and shareholders’ equity	$2,974,302			$3,244,262

Tax Equivalent Net Interest Income		$35,044			$31,785

Tax Equivalent Net Interest Income as a Percent of Earning Assets			5.13%			4.30%

(1)	All domestic

(2)	Interest on tax-exempt loans and securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 35%

Commercial Loan Portfolio Analysis as of March 31, 2009

	Total Commercial Loans
					Percent of
		Watch Credits			Loan
					Category in
Loan Category	All Loans	Performing	Non- performing	Total	Watch Credit
	(dollars in thousands)
Land	$30,527	$4,767	$7,932	$12,699	41.6%
Land Development	43,931	13,410	15,110	28,520	64.9%
Construction	43,348	3,049	8,416	11,465	26.5%
Income Producing	405,405	48,311	28,455	76,766	18.9%
Owner Occupied	214,484	26,892	5,283	32,175	15.0%

Total Commercial Real Estate Loans (1)	$737,695	$96,429	$65,196	$161,625	21.9%

Other Commercial Loans(1)	$201,902	$23,504	3,703	$27,207	13.5%
Total non-performing commercial loans			$68,899

(1)	The total of these two categories is different than the March 31, 2009, Consolidated Statement of Financial Condition due primarily to loans in process.